Exhibit 99.1

GRUBHUB REPORTS RECORD THIRD QUARTER RESULTS

Grubhub generates 44% revenue growth in the third quarter

CHICAGO, Oct. 26, 2016 – Grubhub Inc. (NYSE: GRUB), the nation’s leading takeout marketplace, today announced financial results for the quarter ended Sept. 30, 2016. Order growth accelerated to 26% year-over-year, and the Company posted quarterly revenues of $123.5 million, which is a 44% year-over-year increase from $85.7 million in the third quarter of 2015.

“We are pleased with Grubhub’s third quarter growth, as we continue building the most comprehensive marketplace for restaurants and takeout diners. Our product improvements and investment in delivery continue to generate high levels of sustainable growth,” said Matt Maloney, Grubhub CEO. “Grubhub is now delivering for restaurant partners in over 60 markets nationwide, and our growth rate is generally highest in markets where a substantial percentage of orders are being delivered by our drivers.”

Third Quarter 2016 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended Sept. 30, 2016, as compared to the same period in 2015.

Third Quarter Financial Highlights

•	Revenues: $123.5 million, a 44% year-over-year increase from $85.7 million in the third quarter of 2015.
•	Net Income: $13.2 million, or $0.15 per diluted share, a 92% year-over-year increase from $6.9 million, or $0.08 per diluted share, in the third quarter of 2015.
•	Non-GAAP Adjusted EBITDA: $35.5 million, a 65% year-over-year increase from $21.5 million in the third quarter of 2015.
•	Non-GAAP Net Income: $19.9 million, or $0.23 per diluted share, a 73% year-over-year increase from $11.5 million, or $0.13 per diluted share.

Third Quarter Key Business Metrics Highlights

•	Active Diners were 7.69 million, a 19% year-over-year increase from 6.43 million Active Diners in the third quarter of 2015.
•	Daily Average Grubs were 267,500, a 26% year-over-year increase from 211,500 Daily Average Grubs in the third quarter of 2015.
•	Gross Food Sales were $735 million, a 33% year-over-year increase from $554 million in the third quarter of 2015.

"Grubhub had strong topline and bottom line results in the third quarter, generating record net revenues and significant operating leverage,” said Adam DeWitt, Grubhub CFO. “This strong growth, combined with the high incremental margins of our business model, drove adjusted EBITDA per order to $1.44, a 31% increase compared to the third quarter of 2015.”

Fourth Quarter Guidance

Based on information available as of Oct. 26, 2016, the Company is providing the following financial guidance for the fourth quarter of 2016:

Fourth Quarter 2016
(in millions)
Expected Revenue range	$136 - $138
Expected Adjusted EBITDA range	$38 - $40

Third Quarter 2016 Financial Results Conference Call: Grubhub will webcast a conference call today at 9 a.m. CDT to discuss the third quarter 2016 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until Nov. 9, 2016.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 45,000 restaurant partners in over 1,100 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus, MenuPages, LAbite, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of Grubhub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on Feb. 26, 2016, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended Sept. 30, 2016, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$123,461	$85,662	$355,874	$261,866
Costs and expenses:
Sales and marketing	26,499	21,443	80,687	66,229
Operations and support	44,346	27,637	120,029	74,941
Technology (exclusive of amortization)	11,006	8,412	31,765	23,980
General and administrative	11,754	10,203	37,501	29,049
Depreciation and amortization	9,089	6,299	25,282	21,377
Total costs and expenses	102,694	73,994	295,264	215,576
Income before provision for income taxes	20,767	11,668	60,610	46,290
Provision for income taxes	7,585	4,801	24,690	19,501
Net income attributable to common stockholders	$13,182	$6,867	$35,920	$26,789
Net income per share attributable to common stockholders:
Basic	$0.15	$0.08	$0.42	$0.32
Diluted	$0.15	$0.08	$0.42	$0.31
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	85,217	84,583	84,889	83,827
Diluted	86,424	85,867	85,957	85,599

KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Active Diners (000s)	7,685	6,431	7,685	6,431
Daily Average Grubs	267,500	211,500	268,800	222,000
Gross Food Sales (millions)	$735.0	$553.6	$2,180.4	$1,711.1

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$177,838	$169,293
Short term investments	118,743	141,448
Accounts receivable, less allowances for doubtful accounts	65,729	42,051
Prepaid expenses	6,264	3,482
Total current assets	368,574	356,274
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	43,398	19,082
OTHER ASSETS:
Other assets	4,873	3,105
Goodwill	437,009	396,220
Acquired intangible assets, net of amortization	318,431	285,567
Total other assets	760,313	684,892
TOTAL ASSETS	$1,172,285	$1,060,248
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$78,321	$64,326
Accounts payable	9,532	8,189
Accrued payroll	6,103	4,841
Taxes payable	785	426
Other accruals	16,054	11,830
Total current liabilities	110,795	89,612
LONG TERM LIABILITIES:
Deferred taxes, non-current	105,642	87,584
Other accruals	6,245	5,456
Total long term liabilities	111,887	93,040
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	8
Accumulated other comprehensive loss	(1,641)	(604)
Additional paid-in capital	796,414	759,292
Retained earnings	154,821	118,900
Total Stockholders’ Equity	$949,603	$877,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,172,285	$1,060,248

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$35,920	$26,789
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,567	3,846
Provision for doubtful accounts	719	565
Deferred taxes	(1,908)	(2,793)
Amortization of intangible assets	19,715	17,531
Stock-based compensation	17,755	9,378
Deferred rent	980	(73)
Other	(292)	553
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(22,299)	(6,912)
Prepaid expenses and other assets	(2,874)	(1,456)
Restaurant food liability	11,361	(31,444)
Accounts payable	(4,592)	(633)
Accrued payroll	582	(2,150)
Other accruals	1,799	389
Net cash provided by operating activities	62,433	13,590
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(187,456)	(154,268)
Proceeds from maturity of investments	210,567	122,856
Capitalized website and development costs	(8,859)	(4,961)
Purchases of property and equipment	(17,083)	(2,866)
Acquisitions of businesses, net of cash acquired	(65,849)	(55,687)
Acquisition of other intangible assets	(250)	—
Other cash flows from investing activities	(540)	—
Net cash used in investing activities	(69,470)	(94,926)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	(14,774)	—
Proceeds from exercise of stock options	11,814	10,689
Excess tax benefits related to stock-based compensation	22,114	21,987
Taxes paid related to net settlement of stock-based compensation awards	(1,205)	—
Payments for debt issuance costs	(1,477)	—
Net cash provided by financing activities	16,472	32,676
Net change in cash and cash equivalents	9,435	(48,660)
Effect of exchange rates on cash	(890)	(108)
Cash and cash equivalents at beginning of year	169,293	201,796
Cash and cash equivalents at end of the period	$177,838	$153,028
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$—	$15,980
Cash paid for income taxes	5,757	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$13,182	$6,867	$35,920	$26,789
Income taxes	7,585	4,801	24,690	19,501
Depreciation and amortization	9,089	6,299	25,282	21,377
EBITDA	29,856	17,967	85,892	67,667
Acquisition and restructuring costs	261	383	1,789	1,086
Stock-based compensation	5,349	3,113	17,755	9,378
Adjusted EBITDA	$35,466	$21,463	$105,436	$78,131

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$13,182	$6,867	$35,920	$26,789
Stock-based compensation	5,349	3,113	17,755	9,378
Amortization of acquired intangible assets	5,385	4,674	16,070	13,462
Accelerated write-down of Seamless technology platform	—	—	—	1,897
Acquisition and restructuring costs	261	383	1,789	1,086
Income tax adjustments	(4,243)	(3,538)	(14,780)	(11,181)
Non-GAAP net income	$19,934	$11,499	$56,754	$41,431
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	86,424	85,867	85,957	85,599
Non-GAAP net income per diluted share attributable to common stockholders	$0.23	$0.13	$0.66	$0.48

	Guidance
	Three Months Ended December 31, 2016
	Low	High
	(in millions)
Net income	$14	$15
Income taxes	9	10
Depreciation and amortization	9	9
EBITDA	32	34
Acquisition and restructuring costs	—	—
Stock-based compensation	6	6
Adjusted EBITDA	$38	$40